Exhibit 99.1

EXECUTION VERSION

February 28, 2013

Eastman Kodak Company

343 State Street

Rochester, New York 14650

Attention: William Love, Treasurer

$830,000,000 Debtor-in-Possession Facility

Amended & Restated Commitment Letter

Ladies and Gentlemen:

Reference is made to the original commitment letter, dated December 13, 2012 (the “Original Commitment Letter”), among Eastman Kodak Company (the “Company”) and the Commitment Parties party thereto (the “Original Commitment Parties”), as amended by the Joinder Agreement (“Joinder Agreement”), dated January 24, 2013 pursuant to which certain Additional Lead Lenders (as defined therein) (together with the Original Commitment Parties, the “Existing Commitment Parties”) joined the Original Commitment Letter in respect of the $830,000,000 Debtor-in-Possession Facility referred to therein (together with the exhibits thereto, the “Existing Commitment Letter”). Each of the parties hereto agrees to amend and restate the Existing Commitment Letter as follows.

On January 19, 2012 (the “Petition Date”), Eastman Kodak Company (“you” or the “Borrower”) and certain of its subsidiaries (collectively, the “Debtors” and each a “Debtor”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). In connection with the foregoing, you have requested that the parties listed on Schedule I hereto (the “Lead Lenders”, “us”, “we” or the “Commitment Parties”), agree to structure and arrange a junior secured priming superpriority debtor-in-possession term loan facility (the “Junior DIP Facility”) in an aggregate amount of up to $830,000,000 under Sections 364(c)(1), (2) and (3) and (d)(1) of the Bankruptcy Code, consisting of (i) first lien term loans in the aggregate principal amount of $455,000,000 of new money (such loans, the “New Money Loans”) and (ii) junior lien term loans in the aggregate principal amount of up to $375,000,000 consisting of a dollar-for-dollar “roll-up” (such loans, the “Rolled-Up Loans”) for amounts outstanding under the Borrower’s (x) 10.625% Senior Secured Notes due March 15, 2019 issued under or in connection with that certain Indenture dated as of March 15, 2011 and (y) 9.75% Senior Secured Notes due March 1, 2018 issued under or in connection with that certain Indenture dated as of March 5, 2010 (collectively, and as amended prior to the Petition Date, the “Pre-Petition Second Lien Notes”) and the Commitment Parties commit to backstop the entire amount of the Junior DIP Facility. Capitalized terms used but not defined herein are used with the meanings assigned to them on the Exhibit A attached hereto (such Exhibit, together with this letter, collectively, this “A&R Commitment Letter”).

1.	Commitment

In connection with the foregoing, the Commitment Parties are pleased to advise you of their commitment to provide the New Money Loans, on a several and not joint basis, in the amounts set forth opposite each such Commitment Party’s name on Schedule I hereto (the “Commitments”) upon the terms and conditions set forth in this letter and Exhibit A hereto (the “Term Sheet”) (or as otherwise agreed in writing to by the Borrower and the Commitment Parties). The Commitment Parties’ Commitments hereunder shall be reduced (pursuant to the procedures set forth in the Term Sheet) in an aggregate amount equal to any commitment allocated to holders (other than the Commitment Parties) of Pre-Petition Second Lien Notes (“Other Pre-Petition Second Lien Noteholders”). Notwithstanding the foregoing, if any Other Pre-Petition Second Lien Noteholder fails to fund any portion of its commitment on the Closing Date, then the Commitment Parties shall fund such amount on the Closing Date as if there were no reductions in the respective commitment amounts set forth above as a result of the commitment allocated to such Other Pre-Petition Second Lien Noteholder.

2.	Titles and Roles

You hereby appoint Wilmington Trust, National Association (the “Agent” or “Wilmington Trust”) to act, and Wilmington Trust hereby agrees to act, as sole administrative agent and sole collateral agent for the Junior DIP Facility, upon the terms and subject to the conditions set forth in this A&R Commitment Letter. You agree that no agents, co-agents, arrangers, co-arrangers, bookrunners, co-bookrunners, managers or co-managers will be appointed, no titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Junior DIP Facility unless you and we shall so reasonably agree (it being understood and agreed that no agent, co-agent, arranger, co-arranger, bookrunner, co-bookrunner, manager or co-manager shall be entitled to greater economics in respect of the Junior DIP Facility than the Commitment Parties).

3.	Information

You hereby represent and warrant that (a) all information, other than the Projections (as defined below), other forward looking information and information of a general economic or industry specific nature (the “Information”), that has been or will be made available to us by you or any of your representatives in connection with the transactions contemplated hereby, when taken as a whole, does not or will not, when furnished to us, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements thereto) and (b) the financial projections and other forward-looking information (the “Projections”) that have been or will be made available to us by you or any of your representatives in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time furnished to us. It is understood and agreed that (i) the Projections are as to future events and are not to be viewed as facts, (ii) the Projections are subject to significant

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uncertainties and contingencies, many of which are beyond your control, (iii) no assurance can be given that any particular Projection will be realized and (iv) actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. You agree that if, at any time prior to the Closing Date, you become aware that any of the representations in the preceding sentence would be incorrect if the same was remade, in any material respect, then you will promptly supplement the Information and the Projections so that such representations when remade would be correct, in all material respects, under those circumstances.

4.	Fees

As consideration for the commitments and agreements of the Commitment Parties hereunder, you agree to pay or cause to be paid the nonrefundable fees described in this A&R Commitment Letter, the Term Sheet and the amended and restated fee letter dated February 28, 2013, between you and the Agent, and delivered herewith (the “Fee Letter”) on the terms and subject to the conditions set forth therein.

5.	Conditions

Each Commitment Party’s and the Agent’s commitments and agreements hereunder are subject only to the conditions set forth in this Section 5 and in the Term Sheet under the heading “II –CONDITIONS PRECEDENT FOR BORROWING”.

Each Commitment Party’s and the Agent’s commitments and agreements hereunder are further subject to (a) such Commitment Party’s reasonable satisfaction with the approval by the Bankruptcy Court of, (i) of the Junior DIP Facility, including without limitation, the superpriority administrative expense priority of, and the junior priming and other liens to be granted to secure, the Junior DIP Facility, the Rolled-Up Loans and all definitive documentation in connection therewith consistent with the Term Sheet and (ii) all actions to be taken, undertakings to be made and obligations to be incurred by the Debtors in connection with the Junior DIP Facility and all liens or other security to be granted by the Debtors in connection with the Junior DIP Facility (all such approvals to be evidenced by the entry of one or more orders of the Bankruptcy Court reasonably satisfactory in form and substance to the Required Lead Lenders, which orders shall, among other things, approve the payment by the Debtors of all of the fees that are provided for in, and the other terms of, this A&R Commitment Letter and the Fee Letter); provided that the DIP Order entered on January 24, 2013 is satisfactory to all Commitment Parties and the Agent and any order that is consistent with that order other than changes the parties reasonably agree are necessary to give effect to the changes contemplated by this Amended and Restated Commitment Letter from the initial Commitment Letter shall be deemed satisfactory to all Commitment Parties and the Agent; (b) your compliance in all material respects with your obligation to supplement Information as set forth in Section 3 hereof; and (c) your compliance in all material respects with the terms of this A&R Commitment Letter.

6.	Indemnification and Expenses

You agree (a) to indemnify and hold harmless the Commitment Parties, the Agent, their respective affiliates and their respective directors, officers, employees, advisors, agents and other

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representatives (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this A&R Commitment Letter, the Fee Letter, the Junior DIP Facility, the use of the proceeds thereof or any claim, litigation, investigation or proceeding (a “Proceeding”) relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each indemnified person upon demand for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from (i) the willful misconduct or gross negligence of, or material breach of this A&R Commitment Letter or the Fee Letter by such Indemnified Person or its control affiliates, directors, officers or employees (collectively, the “Related Parties”) and (ii) any disputes solely among Indemnified Persons and not arising out of any act or omission of you or any of your subsidiaries (other than disputes involving claims against any Indemnified Person in its capacity as, or fulfilling its role as, an Agent or similar role in respect of the transactions contemplated hereby) and (b) regardless of whether the Closing Date occurs, to reimburse each Commitment Party, the Agent and their respective affiliates on the Closing Date (to the extent an invoice therefor is received by the Closing Date or following termination or expiration of the commitments hereunder) or, if invoiced after the Closing Date or if the Closing Date does not occur, within 30 days, for all reasonable and documented out-of-pocket expenses (including due diligence expenses, applicable syndication expenses and travel expenses, but limited, in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of one lead counsel (and any special or local counsel) of the Commitment Parties and one lead counsel for the Agent (and any special or local counsel)), incurred in connection with the Junior DIP Facility and any related documentation (including this A&R Commitment Letter and the Definitive Financing Documentation) or the administration, amendment, modification or waiver thereof. It is further agreed that each Commitment Party shall only have liability to you (as opposed to any other person) and that each Commitment Party shall be liable solely in respect of its own commitment to the Junior DIP Facility on a several, and not joint, basis with any other Commitment Party. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of, or material breach of this A&R Commitment Letter or the Fee Letter by such indemnified person (or any of its Related Parties). None of the indemnified persons or you or any of your affiliates or the respective directors, officers, employees, advisors, and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with this A&R Commitment Letter, the Fee Letter, the Junior DIP Facility or the transactions contemplated hereby, provided that nothing contained in this sentence shall limit your indemnity obligations to the extent set forth in this Section 6.

7.	Sharing of Information, Absence of Fiduciary Relationship, Affiliate Activities

You acknowledge that each Commitment Party (or an affiliate) may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold

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positions in loans, securities or options on loans or securities of you, your affiliates and of other companies that may be the subject of the transactions contemplated by this A&R Commitment Letter. In addition, each Commitment Party and its affiliates will not use confidential information obtained from you or your affiliates or on your or their behalf by virtue of the transactions contemplated hereby in connection with the performance by such Commitment Party and its affiliates of services for other companies or persons and the Commitment Party and its affiliates will not furnish any such information to any of their other customers. You also acknowledge that the Commitment Parties and their respective affiliates have no obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies or persons.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and the Commitment Parties is intended to be or has been created in respect of any of the transactions contemplated by this A&R Commitment Letter, irrespective of whether the Commitment Parties have advised or are advising you on other matters, (b) the Commitment Parties, on the one hand, and you, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty to you or your affiliates on the part of the Commitment Parties, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this A&R Commitment Letter, (d) you have been advised that the Commitment Parties are engaged in a broad range of transactions that may involve interests that differ from your interests and that the Commitment Parties have no obligation to disclose such interests and transactions to you, (e) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, (f) each Commitment Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity and (g) none of the Commitment Parties has any obligation or duty (including any implied duty) to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein or in any other express writing executed and delivered by such Commitment Party and you or any such affiliate.

8.	Confidentiality

This A&R Commitment Letter is delivered to you on the understanding that neither this A&R Commitment Letter, the Fee Letter nor any of their terms or substance shall be disclosed by you, directly or indirectly, to any other person except (a) you and your officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors, in each case on a confidential and need-to-know basis, (b) to the extent required in any legal, judicial or administrative proceeding or as otherwise required by law or regulation or as requested by a governmental authority (in which case you agree, to the extent permitted by law, to inform us promptly in advance thereof), (c) in a Bankruptcy Court filing in order to implement the transactions contemplated hereunder, provided that the Fee Letter may be disclosed to the Bankruptcy Court, the US Trustee or, on a confidential and “professional eyes only” basis, to any statutorily appointed committee in the Cases (provided the Fee Letter shall be filed under seal with the Bankruptcy Court pursuant to an order reasonably acceptable to the Agent with the understanding that the fee amounts set forth therein may be incorporated in and made a part of a

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generic disclosure in a form reasonably acceptable to us of the aggregate transaction costs associated with the transactions contemplated hereunder to the Bankruptcy Court on a non-confidential basis), (d) upon notice to the Commitment Parties, in connection with any public filing requirement you are legally obligated to satisfy, and (e) with the consent of the Commitment Parties, the Term Sheet may be disclosed to potential Lenders in connection with the Junior DIP Facility. Once information has been publicly filed as permitted by this Section, you no longer need to obtain our consent to share such information.

9.	Miscellaneous

This A&R Commitment Letter shall not be assignable by you without the prior written consent of each Commitment Party (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and the Indemnified Persons and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons to the extent expressly set forth herein. Assignments by any Commitment Party shall be subject to Section 1 hereof. The Commitment Parties reserve the right to employ the services of their affiliates in providing services contemplated hereby, and to satisfy its obligations hereunder through, or assign its rights and obligations hereunder to, one or more of its affiliates, separate accounts within its control or investments funds under its or its affiliates’ management (collectively, “Commitment Party Affiliates”); and to allocate, in whole or in part, to their affiliates certain fees payable to the Commitment Parties in such manner as the Commitment Parties and their affiliates may agree in their sole discretion; provided that, no delegation or assignment to a Commitment Party Affiliate shall relieve such Commitment Party from its obligations hereunder to the extent that any Commitment Party Affiliate fails to satisfy the Commitments hereunder at the time required. This A&R Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each Commitment Party. This A&R Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this A&R Commitment Letter by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. This A&R Commitment Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York and the Bankruptcy Code, to the extent applicable.

You and we hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Bankruptcy Court and any other Federal court having jurisdiction over the Cases from time to time, over any suit, action or proceeding arising out of or relating to the transactions contemplated hereby, this A&R Commitment Letter, the Fee Letter or the performance of services hereunder or thereunder. You and we agree that service of any process, summons, notice or document by registered mail addressed to you or us shall be effective service of process for any suit, action or proceeding brought in any such court. You and we hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum. You and we hereby irrevocably agree to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this A&R Commitment Letter or the Fee Letter or the performance of services hereunder or thereunder.

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Each of the Commitment Parties hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Debtors, which information includes names, addresses, tax identification numbers and other information that will allow such Lender to identify the Debtors in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for the Commitment Parties and each Lender.

The Fee Letter, the provisions contemplated by the “Disclosure of MNPI” paragraph of the Term Sheet and the indemnification, expense reimbursement, expense, jurisdiction, syndication, confidentiality, governing law, sharing of information, no agency or fiduciary duty, waiver of jury trial, service of process and venue provisions contained herein shall remain in full force and effect regardless of whether the Definitive Financing Documentation shall be executed and delivered and notwithstanding the termination of this A&R Commitment Letter or the Commitments; provided that your obligations under this A&R Commitment Letter (other than your obligations with respect to confidentiality) shall automatically terminate and be superseded, by the provisions of the Definitive Financing Documentation upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time, in each case to the extent the Definitive Financing Documentation has comparable provisions with comparable coverage.

You and we hereto agree that each of this A&R Commitment Letter and the Fee Letter is a binding and enforceable agreement with respect to the subject matter herein or therein; it being acknowledged and agreed that the funding of the Junior DIP Facility is subject to the conditions specified herein, including the execution and delivery of the Definitive Financing Documentation by the parties hereto in a manner consistent with this A&R Commitment Letter. Each of the Commitment Parties and you will use their commercially reasonable efforts to promptly prepare, negotiate and finalize the Definitive Financing Documentation as contemplated by the Term Sheet.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this A&R Commitment Letter and the Fee Letter by returning to us executed counterparts of this A&R Commitment Letter and the Fee Letter no later than 11:00 p.m., New York City time, on February 28, 2013 (it being understood that your acceptance of the terms hereof shall be of no force or effect if the Required Lead Lenders have provided the written notice described in clause (b) of this paragraph). This offer (a) will automatically expire if we have not received such executed counterparts in accordance with the preceding sentence and (b) will expire upon written notice by the Required Lead Lenders to you, if we have not received a copy of the order entered by the Bankruptcy Court no later than March 8, 2013 approving this A&R Commitment Letter and the Fee Letter, which order shall be in form and substance reasonably satisfactory to the Commitment Parties (and which order shall be in full force and effect and shall not be stayed or modified) (it being understood that no such notice may be provided if such an order is entered subsequent to such date and prior to a notice having been provided).

You agree you will use your commercially reasonable efforts to seek the Bankruptcy Court’s approval no later than March 8, 2013 of this A&R Commitment Letter and the Fee

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Letter. The commitment and agreements of the Commitment Parties hereunder shall expire at 11:59 p.m. (New York City time) on April 5, 2013 (the “Termination Date”) unless, prior to that time, the Closing Date shall have occurred and the Debtors shall have paid to the Commitment Parties and the Agent the fees that are specified in this A&R Commitment Letter, the Term Sheet and the Fee Letter to be due on or prior to the Closing Date. If the Closing Date has not occurred on or before April 5, 2013, an additional fee in the amount of 3% of the aggregate amount of Commitments shall then be fully earned, in each case payable, on a ratable basis, to the Commitment Parties in cash no later than April 5, 2013 in the event (but only in the event) the Closing Date shall not have occurred by April 5, 2013.

This A&R Commitment Letter (and the agreements referenced in this A&R Commitment Letter) and the Fee Letter set forth the entire understanding of the parties with respect to the Junior DIP Facility, and amend and restate, replace and supersede all prior agreements and understandings (written or oral) related to the subject matter hereof, including without limitation, the Commitment Letter dated November 28, 2012, among the Commitment Parties party thereto and the Company and the Existing Commitment Letter.

Notwithstanding anything herein to the contrary, you agree to pay each of the Existing Commitment Parties a cash fee equal to 2% of such Existing Commitment Party’s Commitment under and as defined in the Existing Commitment Letter pursuant to the last paragraph of Section 9 of the Existing Commitment Letter; provided further that this fee shall be payable even if any Existing Commitment Party is not a party to this A&R Commitment Letter.

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Very truly yours,

ARCHVIEW FUND L.P.
ARCHVIEW MASTER FUND LTD.

By: Archview Investment Group LP, their investment manager

By	/s/ Aaron M. Rosen
Name:	Aaron M. Rosen
Title:	Principal

Address:	70 East 55th Street, 14th Floor
New York, NY 10022

A&R Backstop Commitment Letter

BENNETT MANAGEMENT CORPORATION

By	/s/ John V. Koerber
Name:	John V. Koerber
Title:	Managing Director

Address:	Bennett Management Corp.
2 Stamfort Plaza
Suite 1501
281 Tresser Boulevard
Stamford, CT 06901

A&R Backstop Commitment Letter

Contrarian Funds, LLC

By: Contrarian Capital Management, LLC, as Manager

By	/s/ Michael Restifo
Name:	Michael Restifo
Title:	CFO

Address:	411 West Putnam Avenue, Suite 425
Greenwich, CT 06830

A&R Backstop Commitment Letter

D.E. SHAW GALVANIC PORTFOLIOS, L.L.C.

By	/s/ Seth Charnow
Name:	Seth Charnow
Title:	Authorized Signatory

D.E. SHAW HELIANT PORTFOLIOS, L.L.C.

By	/s/ Daniel Michalow
Name:	Daniel Michalow
Title:	Authorized Signatory

Address:

1166 Avenue of the Americas, 9th floor New York, NY 10036

A&R Backstop Commitment Letter

GOLDENTREE ASSET MANAGEMENT LP,not in its individual and principal capacity but as investment advisor on behalf of one or more domestic accounts.

By	/s/ George Hartigan
Name:	George Hartigan
Title:	Director

Address:

300 Park Avenue, 21st Floor
New York, NY 10022

A&R Backstop Commitment Letter

GSO CAPITAL PARTNERS LP

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

Address: 345 Park Avenue New York, NY 10154

A&R Backstop Commitment Letter

J.P. MORGAN SECURITIES LLC

/s/ Andrew Faherty
Name:	Andrew Faherty
Title:	Vice President

Address: Attn: Jeff Panzo 383 Madison Avenue New York, NY 10179

A&R Backstop Commitment Letter

LITESPEED MASTER FUND LTD.

By	/s/ Charles Murphy
Name:	Charles Murphy
Title:	Chief Financial Officer, Litespeed Master Fund Ltd.

Address:	237 Park Avenue, Ste. 900
New York, NY 10017

A&R Backstop Commitment Letter

Serengeti Lyacon MM L.P.

By: Serengeti Asset Management LP,
as the Investment Advisor

By	/s/ Marc Baum
Name:	Marc Baum
Title:	Director

Address:

c/o Serengeti Asset Management LP
632 Broadway, 12th Floor
New York, NY 10012

A&R Backstop Commitment Letter

Serengeti Opportunities MM L.P.

By: Serengeti Asset Management LP,
as the Investment Advisor

By	/s/ Marc Baum
Name:	Marc Baum
Title:	Director

Address:

c/o Serengeti Asset Management LP
632 Broadway, 12th Floor
New York, NY 10012

A&R Backstop Commitment Letter

Rapax OC Master Fund, Ltd.

By: Serengeti Asset Management LP,
As the Investment Advisor

By	/s/ Marc Baum
Name:	Marc Baum
Title:	Director

Address:

c/o Serengeti Asset Management LP
632 Broadway, 12th Floor
New York, NY 10012

A&R Backstop Commitment Letter

STONE LION CAPITAL PARTNERS L.P.

(ON BEHALF OF FUNDS AND ACCOUNTS MANAGED BY IT)

By	/s/ Claudia Borg
Name:	Claudia Borg
Title:	General Counsel

Address:

555 FIFTH AVE, 18TH FLOOR

NEW YORK, NY 10017

A&R Backstop Commitment Letter

CAPITAL VENTURES INTERNATIONAL

BY: SUSQUEHANNA ADVISORS GROUP, INC., ITS
AUTHORIZED AGENT

By	/s/ Kathy [illegible]
Name:	Kathy [illegible]
Title:	Assistant Vice President

Address:

Capital Ventures International c/o Susquehanna Advisors Group, Inc.

401 City Avenue – Suite 220

Bala Cynwyd, PA 19004

A&R Backstop Commitment Letter

SILVER POINT CAPITAL, L.P.
(acting on behalf of certain of its affiliates and managed funds)

By	/s/ Michael A. Gatto
Name:	Michael A. Gatto
Title:	Authorized Signatory

Address:

Two Greenwich Plaza, Greenwich, CT 06830

A&R Backstop Commitment Letter

UBS AG, STAMFORD BRANCH

By:	/s/ Gregory Cass
Name:	Gregory Cass
Title:	Executive Director

Address:

677 Washington Boulevard
Stamford, CT 06901

A&R Backstop Commitment Letter

WILMINGTON TRUST, NATIONAL ASSOCIATION

By	/s/ Meghan H. McCauley
Name:	Meghan H. McCauley
Title:	Authorized Signatory

Address:	Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attn: Meghan McCauley
Telephone: (612) 217-5647
Facsimile: (612) 217-5651
Email: MMCCauley@WilmingtonTrust.com

A&R Backstop Commitment Letter

Agreed and accepted to
as of the date first written above:

EASTMAN KODAK COMPANY

By:	/s/ William G. Love
Name:	William G. Love
Title:	Treasurer

A&R Backstop Commitment Letter

Schedule 1

Commitment Parties

Commitment Parties	New Money Loans
Archview Investment Group, LP (“Archview”)	$30,489,163
Bennett Management Corporation (“Bennett’)	81,233,178
Capital Ventures International (“Capital Ventures”)	44,357,591
Contrarian Capital Management, LLC (“Contrarian’)	36,875,587
D.E. Shaw Galvanic Portfolios, L.L.C., and D.E. Shaw Heliant Portfolios, L.L.C. (“D.E. Shaw”)	26,721,440
GoldenTree Asset Management LP (“GoldenTree”)	32,332,943
GSO Capital Partners LP	58,244,189
J.P. Morgan Securities, LLC or its affiliates	23,521,425
Litespeed Master Fund Ltd. (“Litespeed”)	38,478,874
Serengeti Asset Management LP (“Serengeti”)	18,170,579
Silver Point Capital, L.P. (‘Silver Point”)	17,422,379
Stone Lion Capital Partners L.P. (“Stone Lion”)	31,370,971
UBS AG, Stamford Branch or its affiliates	15,781,683

Total Commitments	$455,000,000

EXHIBIT A

EASTMAN KODAK COMPANY

$830,000,000

Junior Debtor-in-Possession Term Loan Facility

Summary of Terms and Conditions

Capitalized terms used but not defined herein shall have the meaning set forth in the Commitment Letter to which this Term Sheet is attached.

I.	JUNIOR DIP FACILITY

Borrower:	Eastman Kodak Company (the “Borrower”)

Guarantors:	All obligations of the Borrower (collectively, the “Obligations”) in respect of the Junior DIP Facility will be unconditionally guaranteed by each direct and indirect domestic subsidiary of the Borrower that is a debtor and debtor in possession in the jointly administered chapter 11 cases (the “Cases”) pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (including the Borrower collectively, the “Debtors”).

Administrative Agent:	Wilmington Trust, National Association (in such capacity, the “Junior DIP Agent”)

Collateral Agent:	The Junior DIP Agent.

Lenders:	All holders of Pre-Petition Second Lien Notes, including the Lead Lenders, shall be provided the opportunity to subscribe as Lenders and fund the New Money Loans (as defined below) (the “New Money Commitments”) pursuant to procedures consistent with this Term Sheet and reasonably acceptable to Lead Lenders holding a majority in principal amount of the Commitments on the date hereof (the “Required Lead Lenders”) and the Borrower, including procedures allowing for affiliated holders of Pre-Petition Second Lien Notes (as defined below) to allocate New Money Commitments and Rolled-Up Loans (as defined below) among themselves in a manner that is consistent with the principles outlined below (the “Procedures”); provided, however, that, in any event, all Lead Lenders shall be offered an allocation of New Money Commitments and Rolled-Up Loans on the same basis. The Required Lead Lenders agree that the procedures set forth in the “Debtor’s Motion for an Order Authorizing (A) Procedures for the Solicitation of Second Lien Noteholders to Participate in the Proposed Supplement Postpetition Financing and (B) the Conduct of the Solicitation” (the “Procedures Motion”) filed with the Bankruptcy Court on December 6, 2012, are acceptable to the Lead Lenders, it being understood that any procedures adopted by the Borrower for the conduct of the solicitation not expressly set forth in the Procedures Motion must be reasonably acceptable to the Required Lead Lenders in accordance with the first sentence of this paragraph.

EXHIBIT A

Each holder of Pre-Petition Second Lien Notes, including the Lead Lenders, shall be permitted to subscribe for New Money Commitments in an amount up to the principal amount of Pre-Petition Second Lien Notes it holds as of the last date specified by the Borrower for the submission of subscriptions in accordance with the Procedures (the “Record Date”) (such initial New Money Commitment allocations, the “Initial Commitment Amounts” and, any holder of Pre-Petition Second Lien Notes who subscribes for an Initial Commitment Amount, an “Initial Participating Holder”).[1] To the extent that the Initial Commitment Amounts equals or exceeds $455,000,000, the New Money Commitments will be allocated to each Initial Participating Holder ratably based on its Initial Commitment Amount. At the time of such subscription, each Initial Participating Holder may also elect to provide additional New Money Commitments to the extent that the Initial Commitment Amounts aggregate to less than $455,000,000 (the difference between $455,000,000 and the total Initial Commitment Amounts, the “Shortfall Amount”), up to an amount designated by such Initial Participating Holder to cover the Shortfall Amount (any such designated amount, an “Additional Commitment” and, any Initial Participating Holder with an Additional Commitment, a “Secondary Backstop Party”). The decision of each holder of Pre-Petition Second Lien Notes as to whether to provide an Initial Commitment or Additional Commitment will be made at the time it chooses to submit (or not submit) a valid Letter of Transmittal in accordance with the Procedures. The Shortfall Amount shall be allocated to each Secondary Backstop Party ratably based on the principal amount of Pre-Petition Second Lien Notes it holds as of the Record Date (but not to exceed its Additional Commitment) in a manner consistent with Annex III; provided that, in the event that the New Money Loans are not fully subscribed for after completion of such procedure, each Lead Lender, who has been allocated New Money Commitments in an amount less than their Commitment, shall be deemed to have made New Money Commitments and shall provide additional New Money Loans pursuant to the terms of their Commitments set forth in the Commitment Letter in order to provide the Borrower the full amount of New Money Loans contemplated by this Term Sheet.

In consideration for funding New Money Loans, each Lender shall be permitted to roll-up obligations under its Pre-Petition Second Lien Notes into Rolled-Up Loans. The aggregate amount of Rolled-Up Loans will be no greater than $375,000,000 (determined in a manner consistent with the illustrative scenarios set forth on Annex III), which shall be allocated to each Lender on a pro rata basis based on New Money Loans funded

[1]

For the avoidance of doubt, any Lead Lender who is an Initial Participating Holder shall be permitted to subscribe for an Initial Commitment Amount equal to such Lead Lender’s principal amount of Pre-Petition Second Lien Notes as of the Record Date, regardless of whether such principal amount is less than or greater to the principal amount of Pre-Petition Second Lien Notes it owns as of the date hereof.

EXHIBIT A

(but not to exceed the principal amount of Pre-Petition Second Lien Notes it holds on the Record Date) in a manner consistent with Annex III. For greater clarity, the aggregate amount of Rolled-Up Loans and the allocation of Rolled-Up Loans at various levels of participation by holders of Pre-Petition Second Lien Notes in the New Money Loans are set forth on Annex III.

Type, Amount and Maturity:	A junior term loan facility (the “Junior DIP Facility”) in the aggregate principal amount of up to $830,000,000, consisting of (i) first lien term loans in the aggregate principal amount of $455,000,000 of new money (the “New Money Loans”) and (ii) junior lien term loans (such loans, the “Rolled-Up Loans”; together with the New Money Loans, the “Loans”) in the aggregate principal amount of up to $375,000,000 issued to the Lenders in exchange for amounts outstanding due the Lenders under the Borrower’s (i) 10.625% Senior Secured Notes due March 15, 2019 issued under or in connection with that certain Indenture dated as of March 15, 2011 and (ii) 9.75% Senior Secured Notes due March 1, 2018 issued under or in connection with that certain Indenture dated as of March 5, 2010 (collectively, and as amended prior to the Petition Date, the “Pre-Petition Second Lien Notes”).

The Junior DIP Facility will mature and shall be paid in full in cash on the date (the “Maturity Date”) that is the earliest to occur of (i) September 30, 2013, (ii) the effective date (the “Effective Date”) of the chapter 11 plan for the reorganization of the Borrower (the “Chapter 11 Plan”), to the extent amounts outstanding under the Junior DIP Facility are not converted into exit term loans as described below, and (iii) the acceleration of the Loans in accordance with the Definitive Financing Documentation.

Notwithstanding anything in the immediately preceding paragraph to the contrary, the Junior DIP Facility may be converted into an exit facility with a maturity date that is the date that is five (5) years from the Maturity Date provided that (i) the Borrower shall be in compliance as of the Effective Date with the financial tests set forth on Annex I attached hereto, (ii) the Effective Date shall have occurred no later than September 30, 2013 pursuant to an order the terms of which that are material to their interests as lenders under the Junior DIP Facility are reasonably acceptable to counsel to the Lead Lenders, (which order be in full force and effect and shall not have been reversed, vacated or modified or stayed), provided that terms of the final order that are substantially consistent with parameters to be set forth in the Definitive Financing Documentation shall be deemed to be reasonably acceptable, (iii) no default or event of default shall have occurred and be continuing under the Junior DIP Facility (on a pro forma basis after giving effect to the consummation of the Chapter 11 Plan), (iv) there shall have occurred the sale or disposition, in whole or in part, of any combination of (A) the assets and businesses to be sold in the transaction assigned the code name “Rockford”, (B) the assets and businesses to be sold in the transaction assigned the code name “Walden” and/or (C) trademarks, trademark licenses, domain names and related intellectual property assets

EXHIBIT A

and materials (provided that rights to such trademarks and other assets reasonably necessary to the operation of the commercial imaging business shall be retained by the Company) (the sale or disposition of any of the foregoing, a “Specified Sale”), for an aggregate gross cash purchase price (for the U.S. and non-U.S. portions of those assets and businesses taken together) at consummation of not less than $600 million (the “Minimum Proceeds Amount”); provided that, unless the Required Lead Lenders consent otherwise, the Specified Sale shall include the sale or disposition of the assets and businesses to be sold in the transactions assigned the code names “Rockford” and “Walden,” (v) $200 million in principal amount of New Money Loans shall have been repaid in full in cash (with proceeds of a Specified Sale or otherwise), (vi) there shall have been an additional repayment of Loans in an amount equal to 75% of U.S. liquidity above $200 million on the Effective Date after giving pro forma effect to the restructuring and all payments contemplated in the Chapter 11 Plan, (vii) no Material Adverse Effect (as defined below) shall have occurred since the date of approval by the Bankruptcy Court of the disclosure statement (the “Disclosure Statement”) for the Chapter 11 Plan, (viii) the holders of New Money Loans that are converted to an exit facility shall have received a 2% fee (payable in kind) (the “Exit Fee”) and (ix) resolution of all obligations owing in respect of the Kodak Limited UK pension scheme (the “UK Pension Scheme”) on terms reasonably satisfactory to the Required Lead Lenders shall have occurred.

“Material Adverse Effect” shall be defined as an event or occurrence that has had a material adverse effect, or any event or occurrence which could reasonably be expected to have a material adverse effect, on (A) the business, properties, financial condition, results of operations or liabilities of the Borrower and its subsidiaries, taken as a whole, other than any change, event or occurrence, arising individually or in the aggregate, from (i) events leading up to the commencement of proceedings under Chapter 11 of the Bankruptcy Code, (ii) events that would reasonably be expected to result from the filing or commencement of the Cases or the announcement of the filing or commencement of the Cases, (iii) the failure to obtain an aggregate gross cash purchase price in excess of the Minimum Proceeds Amount for the Specified Sale or (iv) the DIP Order (as defined below) or the order entered by the Bankruptcy Court approving the Commitment Letter (including, in each case, taking any actions required by such orders) or actions required to be taken under the terms of the Junior DIP Facility or Exit Facility, including in respect to any changes to the corporate governance of the Borrower, (B) the ability of the Borrower or the guarantors to perform their respective obligations under the loan agreement, guarantees and security documents relating to the facilities (the “Loan Documents”) or (C) the ability of the Junior DIP Agent, the Collateral Agent and/or the Lenders to enforce their rights and remedies under the Loan Documents.

The following terms will apply to the exit term loans: (1) there will be no OID or other fees payable in connection with conversion of the Junior DIP Facility into the exit term facility other than as set forth above, (2)

EXHIBIT A

the exit term loans will be tranched as follows:[2] (a) a first lien term loan tranche of $260.1 million (or $278.7 million if the put option premium described below is paid in the form of additional New Money Loans) that will bear interest, at the Company’s option (which may be exercised on each interest payment date), at the rate of (i) L+11.5% payable in cash, or (ii) L+12.5%, of which, at the Company’s option, up to 300 basis points is payable in the form of additional first lien term loans, with a Libor floor of 100 basis points and (b) a second lien term loan tranche of $375 million that will bear interest, the Company’s option (which may be exercised on each interest payment date), at the rate of (i) L+14.00% payable in cash, or (ii) L+15.0%, of which, at the Company’s option, up to 300 basis points is payable in additional second lien term loans, with a Libor floor of 100 basis points, (3) call protection of 102% and 101% will apply to any principal amount of exit term loans voluntarily repaid, in whole or in part, in years one and two, respectively, of the exit term facility, with the proceeds of a refinancing (including a repricing transaction under the Definitive Financing Documentation), (4) the covenants (including reporting requirements), events of default and other terms in the Junior DIP Facility will contain adjustments (to be set forth in the Definitive Financing Documentation) as appropriate for an exit term facility that apply upon conversion (the covenants will be based on projections that are substantially similar to the projections provided to the Lead Lenders as of the date hereof) and (5) the exit term loans shall be guaranteed by the same entities guaranteeing the Junior DIP Facility and secured by the same collateral securing the Junior DIP Facility.

Liens/Priority:	Subject to the Carve-Out (substantially similar, to the extent applicable, to that defined in the Existing DIP Order (as defined below) but to include additional references to AP Services, LLC, advisors to the 1114 Committee, the fee examiner and any other advisors to be agreed (and their successors and replacements), and to provide for a higher amount as may be agreed), the Junior DIP Facility shall be secured by first, second and third priority postpetition liens on all the “Collateral” (as defined in the Final Order (I) Authorizing Debtors (A) To Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) and (B) To Utilize Cash Collateral Pursuant To 11 U.S.C. §363 and (II) Granting Adequate Protection To Pre-Petition Secured Parties Pursuant To 11 U.S.C. §§ 361, 362, 363 and 364 [Docket No. 375] (the “Existing DIP Order”) securing the $950,000,000 debtor in possession financing facility (the “Existing DIP Facility”) and 65% of the equity interests of material “first-tier” foreign subsidiaries of the Borrower subject to any exceptions that may be

[2]	The Lead Lenders may re-tranche the exit term loans after the signing of the Commitment Letter in a manner that is reasonably acceptable to the Borrower.

EXHIBIT A

acceptable to the Required Lead Lenders[3] (such liens securing the Junior DIP Facility, the “Junior DIP Liens” and the related collateral, the “Junior DIP Collateral”). The Junior DIP Liens shall prime the liens securing the Borrower’s outstanding obligations under the Pre-Petition Second Lien Notes that are not Rolled-Up Loans (the “Outstanding Pre-Petition Second Lien Notes”) and liens securing any obligations under the Borrower’s pre-petition first lien credit facility. All obligations under the Junior DIP Facility shall constitute allowed superpriority administrative expense claims with priority under section 364(c)(1) of the Bankruptcy Code over all other administrative expense claims in the Cases, subject to the Carve-Out, junior only to the superpriority administrative expense claims under the Existing DIP Order in favor of the Existing DIP Facility; provided, that the Junior DIP Liens in respect of the Rolled-Up Loans shall be junior in priority to the liens securing the Existing DIP Facility; provided, further, however, that the obligations under the Junior DIP Facility including the Rolled-Up Loans need not be paid in cash on the effective date of a Chapter 11 Plan if the Junior DIP Facility is converted to an exit facility on the conditions described above.

Intercreditor Agreement:	Intercreditor arrangements between Citicorp North America, Inc., in its capacity as administrative and collateral agent for the lenders under the Existing DIP Facility, and the Junior DIP Agent shall be agreed and set forth in an intercreditor agreement and confirmed in the DIP Order (as defined below), each of which shall be in form, substance and scope reasonably satisfactory to the Lead Lenders and Citicorp North America, Inc.

Adequate Protection:	As a result of the priming of their liens and use of their cash collateral, holders of Outstanding Pre-Petition Second Lien Notes will be entitled to receive as additional adequate protection (i) replacement liens on Junior DIP Collateral that are junior to the liens securing the Existing DIP Facility and the Junior DIP Facility, (ii) guarantees from all entities that guarantee the Existing DIP Facility and Junior DIP Facility that are subordinate to the guarantee in respect of the Existing DIP Facility and Junior DIP Facility, (iii) administrative claims as provided for in section 507(b) of the Bankruptcy Code, junior to the superpriority administrative expense claims granted to the lenders under the Existing DIP Facility and the Lenders (in each case of clauses (i), (ii) and (iii), to the extent of any diminution of the value of the applicable pre-petition collateral from and after the Petition Date), (iv) the payment at or following the Closing Date of an amount equal to accrued interest at the non-default rate (both pre-petition and post-petition) through the Closing Date (which shall be paid with respect to all Pre-petition Second Lien Notes immediately prior to giving effect to any roll-up into Roll-Up Loans) and thereafter in

[3]

The parties acknowledge and agree that the Borrower shall be entitled to provide similar pledges to lenders under the Existing DIP Facility, consistent with the relative priorities for security for pledges of shares of foreign subsidiaries for the Existing DIP Facility as between the revolving and term loan facilities.

EXHIBIT A

amounts equal to current non-default interest on the Pre-Petition Second Lien Notes, and (v) the payment of reasonable and documented fees and expenses incurred by UK counsel retained by either the trustee with respect to the Pre-Petition Second Lien Notes and/or the ad hoc committee of holders of the Pre-Petition Second Lien Notes represented by Akin Gump Strauss Hauer & Feld LLP. All lenders participating in the Junior DIP Facility will consent to the sufficiency of such adequate protection in connection with the approval of the Junior DIP Facility.[4]

Credit Bidding:	Subject to the requirements of the Intercreditor Agreement, the lenders holding the New Money Loans shall have the right to credit bid up to $200 million of their New Money Loans in connection with a Specified Sale. To the extent that lenders holding the New Money Loans are the winning bidders for any portion of such assets, the amount of any credit bid shall be deemed to be cash purchase price for determining the Minimum Proceeds Amount.

Availability and Use of Proceeds:

All of the New Money Loans and the Rolled-Up Loans shall be available on the Closing Date.

Proceeds of Loans to be used to (i) refinance the term loans outstanding under the Existing DIP Facility,[5] (ii) fund working capital requirements described in the Budget (as defined below), (iii) fund adequate protection payments in respect of the Pre-Petition Second Lien Notes contemplated herein, or make payments to other creditors to the extent permitted by the Definitive Financing Documentation, and (iv) fund settlement payments (if any) in respect of the UK Pension Scheme to the extent such settlement is reasonably satisfactory to the Required Lead Lenders.

Interest Rates:	New Money Loans: The New Money Loans shall bear interest at the rate of L+ 10.5% per annum, with a Libor floor of 100 bps.

Rolled-Up Loans: The Rolled-Up Loans shall bear interest at a rate per annum, payable in cash, equal to applicable non default rate on the Pre-Petition Second Lien Notes that are subject to the roll up.

[4]	For the avoidance of doubt, any currently existing adequate protection set forth in the Existing DIP Order will continue in favor of the holders of Outstanding Pre-Petition Second Lien Notes and the trustee with respect to the Outstanding Pre-Petition Second Lien Notes other than to the extent necessary to give full effect to the terms specifically agreed to in this Term Sheet.
[5]	Upon the refinancing of the term loans outstanding under the Existing DIP Facility, (i) the New Money Loans will have a first lien on the Term Facility Collateral (as defined in the credit agreement for the Existing DIP Facility), (ii) the New Money Loans will have a second lien on the Revolving Credit Facility Collateral (as defined in the credit agreement for the Existing DIP Facility) and (iii) the Rolled-Up Loans will have third lien on both the Term Facility Collateral and Revolving Credit Facility Collateral. For the avoidance of doubt, these lien priorities shall apply both before and after effectiveness of a Chapter 11 Plan.

EXHIBIT A

After the occurrence and during the continuance of a payment[6] event of default, interest on all Loans and all other outstanding amounts under the Definitive Financing Documentation (as defined below) will bear interest at a rate equal to 2.0% per annum plus the otherwise applicable rate.

Put Option Premium:	At the Borrower’s option, a put option premium in an amount equal to (x) 3% of the Commitments held by each Lead Lender on the date hereof, which shall be earned upon the date hereof and shall be payable in cash to each Lead Lender on the Closing Date or (y) 4% of the Commitments held by each Lead Lender on the date hereof, which shall be earned upon the date hereof and shall be payable in the form of additional New Money Loans issued to each Lead Lender on the Closing Date (and the additional New Money Loans shall be permitted to be converted to exit term loans on the same terms as the other New Money Loans).

Original Issue Discount:	With respect to the New Money Loans only, 99.0%.

Prepayments:

Voluntary: Prepayments under the Junior DIP Facility may be made at any time without premium or penalty (other than breakage costs to the extent applicable) except as set forth below.

Voluntary prepayments of the exit term loans, in whole or in part, with the proceeds of a refinancing (including a repricing transaction under the Definitive Financing Documentation) shall be at par plus accrued interest plus a premium. The premium shall initially be 2% of the aggregate principal amount prepaid, from and after the first anniversary of the Effective Date to the second anniversary thereof, shall be 1% and, from and after the second anniversary of the Effective Date, shall be 0%.

Voluntary prepayments will be applied first to the payment in full of the New Money Loans prior to being applied to prepay the Rolled-Up Loans.

Mandatory:

Mandatory prepayments will be limited to the following: (i) 100% of the net cash proceeds from debt issuances other than permitted debt, (ii) 100% of the net cash proceeds of insurance/condemnation and other extraordinary events, subject to reinvestment rights to be agreed and other customary exceptions and (iii) 80% of the net cash proceeds of asset sales up to $20 million, and 100% of the net cash proceeds of asset sales above $20 million (other than (i) the Specified Sale and (ii) assets over which the lenders under the ABL facility have a first priority lien to the extent such net cash proceeds are required to be applied thereunder), that are allocated and paid to the Debtors’ estates (provided that (A) the

[6]	It is understood that on and after the Effective Date, the default interest rate will apply after the occurrence and during the continuance of any event of default.

EXHIBIT A

Debtors shall use commercially reasonable efforts to ensure that net cash proceeds of asset sales are allocated and paid to the Borrower or its U.S. guarantor subsidiaries as promptly as practicable and to the maximum extent possible and such net cash proceeds will be applied to the prepayment of the Junior DIP Facility at such time that they are allocated and paid to the Borrower or its U.S. guarantor subsidiaries and (B) to the extent that (I) an asset sale involves the sale of collateral securing the Junior DIP Facility or the sale of stock or assets held directly or indirectly by an entity the shares of which have been pledged to the lenders as collateral (other than shares of or assets held by a foreign subsidiary that is not a guarantor) and (II) the percentage of net cash proceeds of such asset or stock sale that is allocated and paid to the Borrower and its guarantor subsidiaries is less than a threshold to be agreed and the total amount of net cash proceeds of the sale exceeds an amount to be agreed, the method of allocation of the net cash proceeds of such an asset or stock sale shall be reasonably acceptable to the Required Lead Lenders), subject to limited customary exceptions, to the prepayment of the Junior DIP Facility. With respect the net cash proceeds of the Specified Sale, (i) 100% of the first $200 million in net cash proceeds allocated and paid to the Debtors’ estates shall be applied to the prepayment of the New Money Loans, and (ii) to the extent aggregate net cash proceeds from the Specified Sale exceed the Minimum Proceeds Amount, 75% of net cash proceeds in excess of the Minimum Proceeds Amount that are allocated and available to the Debtors’ estates shall be used to prepay obligations outstanding under the Junior DIP Facility.

In addition to the foregoing, from and after the Effective Date, Excess Cash Flow (to be defined in a manner to be agreed) shall be used to prepay obligations outstanding under the exit facility as follows: (i) the Excess Cash Flow prepayment shall be triggered only if there is an $800 million consolidated worldwide cash balance at the end of the fiscal year for which Excess Cash Flow is being calculated (the “Cash Trigger”), (ii) subject to clause (v) below, 50% of the Excess Cash Flow above the Cash Trigger shall be used to prepay obligations outstanding under the exit facility, (iii) Excess Cash Flow will be tested on an annual basis no later than June 30 of each year, with prepayments beginning in 2015 (for any Excess Cash Flow for 2014), (iv) subject to clause (v), Excess Cash Flow prepayments shall be made within 45 days following the delivery of test results to the lenders in accordance with clause (iii) of this paragraph and (v) Excess Cash Flow prepayments shall not be required (A) to the extent it would cause liquidity to fall below the Cash Trigger or the required Minimum U.S. liquidity covenant level or (B) for so long as and in such amount as may be prohibited by law or regulation (including laws and regulations limiting the repatriation of funds by foreign subsidiaries).

Mandatory prepayments will be applied first to the payment in full of the New Money Loans prior to being applied to prepay the Rolled-Up Loans.

EXHIBIT A

Any asset sale proceeds not required to be applied to prepayment of the Junior DIP Facility shall be available to the Borrower and its subsidiaries to use for their general corporate purposes, including, without limitation, making any distributions pursuant to the Plan.

Representations and Warranties:

Substantially consistent with those types of representations and warranties in the Existing DIP Facility, with certain exceptions to be agreed to account for the differences in the nature of the facilities and to give full effect to the terms specifically agreed to in this term sheet.

The Definitive Financing Documentation shall require the Borrower to make the following representation as of the Closing Date (as defined below): “The Borrower believes in good faith, based upon information known to it as of the date hereof and assumptions believed by it to be reasonable as of the date hereof, that a Specified Sale shall have occurred on or prior to the Maturity Date for an aggregate gross cash purchase price at consummation of not less than the Minimum Proceeds Amount.”

Covenants:	The Junior DIP Facility shall also include a covenant providing for the immediate joint retention by the Debtors, the Creditors’ Committee and the ad hoc committee of holders of the Pre-Petition Second Lien Notes of an executive search firm to assist in identifying candidates for the post-emergence board of directors of reorganized Kodak.

Substantially consistent with those types of affirmative and negative covenants in the Existing DIP Facility (with appropriate thresholds and baskets substantially consistent with the thresholds and baskets in the draft credit agreement posted on the KCC website on February 7, 2013) with certain exceptions to be agreed to account for the differences in the nature of the facilities[7] and to give full effect to the terms specifically agreed to in this Term Sheet. Covenants shall include providing an updated 13 week forecast on a weekly basis and reporting against the most recent forecast provided, compliance with Milestones set forth on Annex II, and additional segment reporting to be reasonably acceptable to the Required Lead Lenders and the Company.

The Junior DIP Facility shall include a covenant providing that intercompany loans or investments by the Borrower or its guarantor subsidiaries (“Loan Parties”) to subsidiaries that are not Loan Parties (“Non-Loan Parties”) shall not exceed $100,000,000, with such intercompany loan or investment to be structured as an intercompany note and pledged to the Collateral Agent for the benefit of the lenders.

[7]	Covenants will provide additional flexibility to be agreed for the Company post emergence to the extent necessary to accommodate the Company’s business plan.

EXHIBIT A

The Junior DIP Facility shall include a covenant providing that the bidding procedures for any Specified Sale shall be reasonably satisfactory to the Required Lead Lenders.

The Junior DIP Facility shall include a covenant providing that intercompany loans, if any, by Non-Loan Parties to Loan Parties shall be subordinated to the obligations under the Junior DIP Facility, as well as other limitations on intercompany indebtedness to be agreed.

The Junior DIP Facility shall include a covenant providing that, promptly after the closing of the Junior DIP facility and prior to the Effective Date and upon the request of the Required Lead Lenders, one person who is satisfactory to the Required Lead Lenders and reasonably acceptable to the Borrower shall be added to the Borrower’s board of directors; provided that such person (i) is independent with respect to the Company and the Lead Lenders and (ii) is available to continue their service on the board of directors post-emergence.

The Junior DIP Facility shall (a) provide a “basket” for (i) an ABL facility in an amount not to exceed $200 million to fund the Debtors’ working capital requirements, which may be secured by liens consistent with those for the ABL facility that is part of the Existing DIP Facility and also any additional security granted to the lenders under the Junior DIP Facility in a manner that is junior and subordinated to the liens securing the Junior DIP Facility (in each case, consistent with the relative lien priorities described in Footnote 5) and (ii) pre or post confirmation settlement payments in respect of the UK Pension Scheme reasonably satisfactory to the Required Lead Lenders and (b) contain sufficient allowances to be agreed to permit the transactions needed to implement the Chapter 11 Plan.

Prior to the Effective Date, financial covenants shall be limited to and consistent with Documentation Principles (i) minimum cumulative Adjusted EBITDA, (ii) minimum CI Adjusted EBITDA and (iii) minimum U.S. Liquidity. On and after the Effective Date and consistent with Documentation Principles, financial covenants shall be limited to minimum U.S. Liquidity, maximum Secured Leverage Ratio, minimum Cash Interest Coverage Ratio and maximum Capital Expenditures. Prior to the Effective Date, consistent with Documentation Principles and except as otherwise agreed herein with respect to the definition of Adjusted EBITDA, the definitions used in the financial covenants shall be substantially consistent with those in the Existing DIP Facility, with additional add-backs and other exceptions providing for adjustments relating to consummation of the Chapter 11 Plan as may be agreed.

The Company will also covenant to comply with the side letter dated February 28, 2013, a copy of which will be filed under seal with the Bankruptcy Court.

Events of Default:	Substantially consistent with those types of events of default in the Existing DIP Facility (with thresholds substantially consistent with the

EXHIBIT A

thresholds in the draft credit agreement posted on the KCC website on February 7, 2013) with certain exceptions to be agreed to account for the differences in the nature of the facilities and to give full effect to the terms specifically agreed to in this Term Sheet.

Remedies:	Substantially consistent with those types of remedies in the Existing DIP Facility with certain exceptions to be agreed to account for the differences in the nature of the facilities and to give full effect to the terms specifically agreed to in this Term Sheet.

Required Lenders:	Lenders holding greater than 50% of the outstanding commitments and/or exposure under the Junior DIP Facility in each of no more than two tranches.

Assignments and Participations:	Assignments under the Junior DIP Facility must be in a minimum amount of $1 million (or, if less, the remaining commitments of any assigning lender), may not be made to disqualified lenders (parties identified by the Borrower prior to the date hereof or competitors of the company), and are subject to the consent of the Junior DIP Agent, which consent shall not be unreasonably withheld or delayed, except, in each case, with respect to any assignment to a lender, an affiliate of such a lender or a fund engaged in investing in commercial loans that is advised or managed by such a lender. No participation shall include voting rights, other than for matters requiring consent of 100% of the lenders.

Governing Law:	State of New York (and, to the extent applicable, the Bankruptcy Code).

Miscellaneous:	Standard yield protection provisions consistent with and limited in form and substance to those in the Existing DIP Facility, subject to prompt notice and MFN requirements.

Documentation Principles:	The parties agree that the forms of the Intercreditor Agreement, Junior DIP Facility and Exit Facility as posted on the KCC website as of February 8, 2013 are reasonably satisfactory to the parties with the exception of changes the parties reasonably agree are necessary to give effect to the changes contemplated by this Amended and Restated Commitment Letter from the initial Commitment Letter (the “Documentation Principles”).

EXHIBIT A

II.	CONDITIONS PRECEDENT FOR BORROWING

Conditions precedent including the following and otherwise substantially consistent with those types of conditions precedent in the Existing DIP Facility with certain additional conditions to be agreed to account for the differences in the nature of the facilities in order to give full effect to the terms specifically agreed to in this term sheet (but in no event to include additional financial conditions, milestones relating to the Cases or assets sales or similar requirements not specifically set forth herein) (the date upon which all such conditions precedent shall be satisfied, the “Closing Date”):

Junior DIP Facility Documentation:

Subject to the Documentation Principles, the definitive documentation evidencing the Junior DIP Facility (including, without limitation, collateral documentation, an intercreditor agreement and an amendment to the Existing DIP Facility to permit the Junior DIP Facility) shall be negotiated as promptly as practicable between the parties and shall be substantially consistent with this Term Sheet and otherwise reasonably satisfactory to the Required Lead Lenders (the “Definitive Financing Documentation”). All other terms and conditions in the Definitive Financing Documentation not specifically provided for in this Term Sheet shall be substantially consistent with the Existing DIP Facility with certain exceptions to be agreed.

DIP Order:	A final order approving the Junior DIP Facility (in form and substance satisfactory to the Required Lead Lenders, including with respect to the provision of adequate protection for primed liens) (the “DIP Order”) shall have been entered by the Bankruptcy Court and shall be in full force and effect and unstayed; provided that the DIP Order entered on January 24, 2013 is satisfactory to all Lenders and any order that is consistent with that order other than changes the parties reasonably agree are necessary to reflect the changes contemplated by this Amended and Restated Commitment Letter from the initial Commitment Letter shall be deemed satisfactory to the Required Lead Lenders.

Budget:	The Lenders shall have received certified copies of (i) a monthly budget through the maturity of the Junior DIP Facility, and (ii) a 13-week cash flow forecast prepared by the Borrower, in each case, in form and detail substantially consistent with prior budgets and forecasts delivered to the lenders and the substance of which is reasonably satisfactory to the advisors to the Lead Lenders (the “Budget”).

Payment of Term Loans Under Existing DIP Facility:

The Junior DIP Agent and Lead Lenders shall have received satisfactory evidence that subject to funding of the Junior DIP Facility, all term loans outstanding under the Existing DIP Facility shall have been repaid.

No Material Adverse Effect:	Since September 30, 2012, no Material Adverse Effect shall have occurred.

EXHIBIT A

Miscellaneous:	All reasonable and documented costs, fees, expenses (including, without limitation, legal and financial advisory fees and expenses) and other compensation contemplated hereby, payable to the Lead Lenders and the other Lenders or otherwise payable in respect of the transaction, shall have been paid to the extent due and, with respect to legal fees, invoiced at least two days prior to the Closing. The transactions contemplated by the Commitment Letter and this Term Sheet shall have been consummated in accordance with applicable securities laws, rules and regulations in all material respects. The Lenders shall have received (x) customary legal opinions from counsel (including, without limitation, New York counsel) substantially consistent in form and scope to the legal opinion provided to the Administrative Agent and Lenders under the Existing DIP Facility and (y) customary officer and secretary certificates.

Annex I

Exit Conditions

1.	Minimum U S Liquidity: $100 million

2.	Secured Leverage Ratio: Not greater than 4.0x.

3.	Minimum Trailing 6-Month Adjusted EBITDA: As set forth in the November Side Letter.[8]

“Minimum U.S. Liquidity” will be calculated based on unrestricted cash held by the Borrower and its U.S. subsidiaries and amounts available to be drawn under any revolving credit facility, and will be calculated on a pro forma basis after giving effect to the conversion into the exit facility, any revolving credit facility that is effective on the Effective Date and the other transactions occurring on the Effective Date and described herein.

“Secured Leverage Ratio” shall mean, as of the Effective Date, as calculated on a pro forma basis giving effect to the transactions occurring on or prior to the Effective Date, the ratio of the Borrower’s consolidated secured debt to pro forma forecasted 2013 Adjusted EBITDA. Forecasted 2013 Adjusted EBITDA will be a combination of (1) the actual pro forma EBITDA results for 2013 year to date and (2) forecasted pro forma Adjusted EBITDA for the remainder of 2013, which will be based upon the forecast previously provided to the Lead Lenders. The Company may revise its forecasted pro forma Adjusted EBITDA, provided that such revised forecast is based upon a business plan that is substantially consistent with the business plan underlying the forecasted pro forma Adjusted EBITDA previously provided to the Lead Lenders, the assumptions underlying such revised forecast are made in good faith and believed to be reasonable by the Borrower and the methodology underlying such assumptions are reasonably acceptable to the Required Lead Lenders. For the avoidance of doubt, pro forma Adjusted EBITDA will exclude PI, DI and CIJ.

Adjusted EBITDA will be prepared in good faith by the Borrower on a pro forma basis for the business at emergence, shall not be required to be reviewed or audited by independent accountants or other third parties and shall be prepared by the Borrower on a basis substantially consistent with the Disclosure Statement Forecast.

“Adjusted EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income, the sum of:

(i)	interest expense for such period,

[8]	The “November Side Letter” shall mean that certain side letter, dated November 12, 2012, by and among Centerbridge Advisors II, LLC, GSO Capital Partners LP, J.P. Morgan Securities LLC, UBS Securities LLC, UBS AG, Stamford Branch and the Borrower.

(ii)	income tax expense for such period,

(iii)	depreciation expense for such period,

(iv)	amortization expense (including with respect to intangibles) for such period,

(v)	deferred financing fees (and any writeoffs thereof) for such period,

(vi)	(i) any extraordinary expenses or losses during such period and (ii) any non-recurring expenses or losses during such period not to exceed for purposes of subclause (ii) (x) the lesser of $3,000,000 and 2.00% of Adjusted EBITDA (without giving effect to this clause (vi)) multiplied by (y) a fraction equal to the number of calendar months then elapsed (beginning with the month ended January 31, 2013) divided by eight (8),

(vii)	any loss or expense from discontinued operations or discontinued business lines and loss or expense on disposal of discontinued operations or discontinued business lines during such period,

(viii)	any non-cash charges or expenses, including, in respect of (A) any pre-petition obligations, liabilities or claims or (B) asset writeoffs or writedowns; provided, that to the extent any such non-cash charges represent an accrual or reserve for potential cash items in any future period, any cash payment made in respect thereof in a future period shall be subtracted from Adjusted EBITDA for such future period to such extent,

(ix)	pension, equity awards, other post-employment benefits expense during such period and any non-cash compensation expense realized during such period from grants of stock appreciation rights or similar rights, stock options or other rights to directors, officers or employees,

(x)	any non-cash loss on foreign exchange during such period,

(xi)	fees, costs and expenses (including (i) fees, costs and expenses related to legal, financial and other advisors, auditors and accountants, (ii) printer costs and expenses, (iii) SEC and other filing fees and (iv) underwriting, arrangement, syndication, backstop and placement premiums, discounts, fees, charges and expenses) incurred during such period in connection with the Cases, obtaining confirmation and effectiveness of a Reorganization Plan, negotiation and funding of this the loan document and, in each case, any transaction (including any financing or disposition) or litigation related thereto, in each case, regardless of whether initially incurred by the Company or paid by the Company to reimburse others for such fees, costs and expenses,

I-2

(xii)	any non-cash loss relating to permitted Hedge Agreements (including any non-cash ASC 815 loss) during such period,

(xiii)	corporate restructuring charges (including retention, severance, contract termination costs, plant closure or consolidation costs, employee relocation and business optimization expenses) incurred during such period, and

(xiv)	any cash expenses or losses funded during such period with payments from assets of the Kodak Retirement Income Plan as in effect on the Petition Date,

minus, without duplication and to the extent included determining Consolidated Net Income:

(1)	interest income for such period,

(2)	revenues from IP licensing transactions effected in connection with IP Settlement Agreements during such period,

(3)	pension and other post-employment benefits income and credit during such period,

(4)	any non-cash gains on foreign exchange during such period,

(5)	any extraordinary income or gains or non-recurring income during such period,

(6)	any non-cash gain relating to permitted hedge agreements (including any non-cash ASC 815 gain) for such period,

(7)	any income or gain from discontinued operations or discontinued business lines and any income or gain on disposal of discontinued operations or discontinued business lines in each case for such period, and

(8)	any other non-cash income (other than the accrual of revenue in the ordinary course of business) for such period excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Adjusted EBITDA in any prior period.

“Consolidated Net Income” means the consolidated net income of such person and its subsidiaries for that period determined in accordance with GAAP.

All financial tests and covenants shall be calculated on a “pro forma basis” so that any disposition, acquisition, asset sale, wind-down of the consumer inkjet business, investment or incurrence of indebtedness (and certain other transactions) that occur during a period will be given effect as if they had been consummated at the beginning of such period; provided that the terms of such pro forma calculations will be on a basis to be agreed.

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Annex II

Milestones

(i)	By no later than April 8, 2013, deliver a comprehensive draft of the Chapter 11 Plan (which will set forth, among other things, KPP claim treatment, treatment for each class of claims and interests (including proposed terms of any debt to be issued and proposed equity splits), a description of corporate governance mechanics (including provisions to address the selection of officers and directors of post-reorganization Kodak), and post-reorganization capital structure) and related Disclosure Statement in connection with the Chapter 11 Plan to the advisors to the Lead Lenders.

(ii)	By no later than April 30, 2013, file the Chapter 11 Plan and the Disclosure Statement with the Bankruptcy Court.

(iii)	By no later than June 30, 2013, an order shall be entered by the Bankruptcy Court, in form and substance reasonably satisfactory to the Required Lead Lenders, approving the Disclosure Statement.

(iv)	By no later than September 15, 2013, an order shall be entered by the Bankruptcy Court, in form and substance reasonably satisfactory to the Required Lead Lenders, approving the Chapter 11 Plan.

Annex III

Illustrative Scenarios

The examples and accompanying tables below illustrate the funding of the New Money Loans and allocation of Rolled-Up Loans at various levels of participation of the holders of the Pre-Petition Second Lien Notes.

Scenario Example 1: No Outside Participation

($ in millions)

	Second Lien Note Holdings		New Money Loan Funding					Rolled-Up Loans
	Principal Holdings	Participation Based on Par Holdings	Initial Funding	Shortfall Funding	Total Funding	% of Total	Funding- to-Holdings Ratio	Rolled-Up Loans	Rolled-Up Ratio
Archview	$28.5	6.7%	$28.5	$2.0	$30.5	6.7%	1.07x	$25.1	88.1%
Bennett	76.0	17.9%	76.0	5.2	81.2	17.9%	1.07x	67.0	88.1%
Capital Ventures	41.5	9.7%	41.5	2.9	44.4	9.7%	1.07x	36.6	88.1%
Contrarian	34.5	8.1%	34.5	2.4	36.9	8.1%	1.07x	30.4	88.1%
D.E. Shaw	25.0	5.9%	25.0	1.7	26.7	5.9%	1.07x	22.0	88.1%
GoldenTree	30.3	7.1%	30.3	2.1	32.3	7.1%	1.07x	26.6	88.1%
GSO Capital Partners LP	54.5	12.8%	54.5	3.8	58.2	12.8%	1.07x	48.0	88.1%
J.P. Morgan Securities, LLC	22.0	5.2%	22.0	1.5	23.5	5.2%	1.07x	19.4	88.1%
Litespeed	36.0	8.5%	36.0	2.5	38.5	8.5%	1.07x	31.7	88.1%
Serengeti	17.0	4.0%	17.0	1.2	18.2	4.0%	1.07x	15.0	88.1%
Silver Point	16.3	3.8%	16.3	1.1	17.4	3.8%	1.07x	14.4	88.1%
Stone Lion	29.4	6.9%	29.4	2.0	31.4	6.9%	1.07x	25.9	88.1%
UBS AG, Stamford Branch	14.8	3.5%	14.8	1.0	15.8	3.5%	1.07x	13.0	88.1%
Outside Participation	—	0.0%	—	—	—	0.0%	n/a	—	n/a

Total Participants	$425.7	100.0%	$425.7	$29.3	$455.0	100.0%	1.07x	$375.0	88.1%

In this scenario, holders of Pre-Petition Second Lien Notes outside the Lead Lenders (“Outside Participants”) fund no New Money Loans – i.e., the Lead Lenders fund the entire $455 million. The Lead Lenders each fund New Money Loans at a ratio of Total Funding to Principal Holdings (the “Funding-to-Holdings Ratio”) of 1.07x.

Scenario Example 2: $1 million Outside Participation at 1.07x Funding-to-Holdings Ratio

($ in millions)

	Second Lien Note Holdings		New Money Loan Funding					Rolled-Up Loans
	Principal Holdings	Participation Based on Par Holdings	Initial Funding	Shortfall Funding	Total Funding	% of Total	Funding- to-Holdings Ratio	Rolled-Up Loans	Rolled-Up Ratio
Archview	$28.5	6.7%	$28.5	$1.9	$30.4	6.7%	1.07x	$25.1	87.9%
Bennett	76.0	17.8%	76.0	5.0	81.0	17.8%	1.07x	66.8	87.9%
Capital Ventures	41.5	9.7%	41.5	2.8	44.3	9.7%	1.07x	36.5	87.9%
Contrarian	34.5	8.1%	34.5	2.3	36.8	8.1%	1.07x	30.3	87.9%
D.E. Shaw	25.0	5.9%	25.0	1.7	26.7	5.9%	1.07x	22.0	87.9%
GoldenTree	30.3	7.1%	30.3	2.0	32.3	7.1%	1.07x	26.6	87.9%
GSO Capital Partners LP	54.5	12.8%	54.5	3.6	58.1	12.8%	1.07x	47.9	87.9%
J.P. Morgan Securities, LLC	22.0	5.2%	22.0	1.5	23.5	5.2%	1.07x	19.3	87.9%
Litespeed	36.0	8.4%	36.0	2.4	38.4	8.4%	1.07x	31.6	87.9%
Serengeti	17.0	4.0%	17.0	1.1	18.1	4.0%	1.07x	14.9	87.9%
Silver Point	16.3	3.8%	16.3	1.1	17.4	3.8%	1.07x	14.3	87.9%
Stone Lion	29.4	6.9%	29.4	1.9	31.3	6.9%	1.07x	25.8	87.9%
UBS AG, Stamford Branch	14.8	3.5%	14.8	1.0	15.7	3.5%	1.07x	13.0	87.9%
Outside Participation	1.0	0.2%	1.0	0.1	1.1	0.2%	1.07x	0.9	87.9%

Total Participants	$426.7	100.0%	$426.7	$28.3	$455.0	100.0%	1.07x	$375.0	87.9%

In this scenario, Outside Participants holding $1.0 million in principal amount of Pre-Petition Second Lien Notes fund New Money Loans at a Funding-to-Holdings Ratio of 1.07x – i.e., these holders fund approximately $1.1 million of New Money Loans. The Lead Lenders will fund the remaining $453.9 million. As shown in the table above, by participating at the same Funding-to-Holdings Ratio as the Lead Lenders, the ratio of Pre-Petition Second Lien Notes rolled-up to Principal Holdings (the “Rolled-Up Ratio”) for the Outside Participants is equal to the highest Rolled-Up Ratio among the Lead Lenders, in this case 87.9%.

Scenario Example 3: $29.3 million Outside Participation at 1.00x Funding-to-Holdings Ratio

($ in millions)

	Second Lien Note Holdings		New Money Loan Funding					Rolled-Up Loans
	Principal Holdings	Participation Based on Par Holdings	Initial Funding	Shortfall Funding	Total Funding	% of Total	Funding- to-Holdings Ratio	Rolled-Up Loans	Rolled-Up Ratio
Archview	$28.5	6.3%	$28.5	$—	$28.5	6.3%	1.00x	$23.5	82.4%
Bennett	76.0	16.7%	76.0	—	76.0	16.7%	1.00x	62.6	82.4%
Capital Ventures	41.5	9.1%	41.5	—	41.5	9.1%	1.00x	34.2	82.4%
Contrarian	34.5	7.6%	34.5	—	34.5	7.6%	1.00x	28.4	82.4%
D.E. Shaw	25.0	5.5%	25.0	—	25.0	5.5%	1.00x	20.6	82.4%
GoldenTree	30.3	6.6%	30.3	—	30.3	6.6%	1.00x	24.9	82.4%
GSO Capital Partners LP	54.5	12.0%	54.5	—	54.5	12.0%	1.00x	44.9	82.4%
J.P. Morgan Securities, LLC	22.0	4.8%	22.0	—	22.0	4.8%	1.00x	18.1	82.4%
Litespeed	36.0	7.9%	36.0	—	36.0	7.9%	1.00x	29.7	82.4%
Serengeti	17.0	3.7%	17.0	—	17.0	3.7%	1.00x	14.0	82.4%
Silver Point	16.3	3.6%	16.3	—	16.3	3.6%	1.00x	13.4	82.4%
Stone Lion	29.4	6.5%	29.4	—	29.4	6.5%	1.00x	24.2	82.4%
UBS AG, Stamford Branch	14.8	3.2%	14.8	—	14.8	3.2%	1.00x	12.2	82.4%
Outside Participation	29.3	6.4%	29.3	—	29.3	6.4%	1.00x	24.2	82.4%

Total Participants	$455.0	100.0%	$455.0	$—	$455.0	100.0%	1.00x	$375.0	82.4%

In this scenario, Outside Participants holding $29.3 million of principal amount of Pre-Petition Second Lien Notes fund New Money Loans at a Funding-to-Holdings Ratio of 1.00x – i.e., these holders fund $29.3 million of New Money Loans. The Lead Lenders will fund the remaining $425.7 million.

As shown in the table above, all participants roll-up Pre-Petition Second Lien Notes at the same Rolled-Up Ratio of 82.4%, which represents the maximum rolled-up amount of $375 million divided by the total principal amount of Pre-Petition Second Lien Notes held by the participants ($455 million).

Scenario Example 4: $324.3 million Outside Participation at 0.61x Funding-to-Holdings Ratio

($ in millions)

	Second Lien Note Holdings		New Money Loan Funding					Rolled-Up Loans
	Principal Holdings	Participation Based on Par Holdings	Initial Funding	Shortfall Funding	Total Funding	% of Total	Funding- to-Holdings Ratio	Rolled-Up Loans	Rolled-Up Ratio
Archview	$28.5	3.8%	$17.3	$—	$17.3	3.8%	0.61x	$14.3	50.0%
Bennett	76.0	10.1%	46.1	—	46.1	10.1%	0.61x	38.0	50.0%
Capital Ventures	41.5	5.5%	25.2	—	25.2	5.5%	0.61x	20.8	50.0%
Contrarian	34.5	4.6%	20.9	—	20.9	4.6%	0.61x	17.3	50.0%
D.E. Shaw	25.0	3.3%	15.2	—	15.2	3.3%	0.61x	12.5	50.0%
GoldenTree	30.3	4.0%	18.4	—	18.4	4.0%	0.61x	15.1	50.0%
GSO Capital Partners LP	54.5	7.3%	33.1	—	33.1	7.3%	0.61x	27.2	50.0%
J.P. Morgan Securities, LLC	22.0	2.9%	13.4	—	13.4	2.9%	0.61x	11.0	50.0%
Litespeed	36.0	4.8%	21.8	—	21.8	4.8%	0.61x	18.0	50.0%
Serengeti	17.0	2.3%	10.3	—	10.3	2.3%	0.61x	8.5	50.0%
Silver Point	16.3	2.2%	9.9	—	9.9	2.2%	0.61x	8.2	50.0%
Stone Lion	29.4	3.9%	17.8	—	17.8	3.9%	0.61x	14.7	50.0%
UBS AG, Stamford Branch	14.8	2.0%	9.0	—	9.0	2.0%	0.61x	7.4	50.0%
Outside Participation	324.3	43.2%	196.7	—	196.7	43.2%	0.61x	162.2	50.0%

Total Participants	$750.0	100.0%	$455.0	$—	$455.0	100.0%	0.61x	$375.0	50.0%

In this scenario, Outside Participants holding $324.3 million of principal amount of Pre-Petition Second Lien Notes fund New Money Loans at a Funding-to-Holdings Ratio of 0.61x – i.e., these holders fund $196.7 million of New Money Loans. The Lead Lenders will fund the remaining $258.3 million. In this scenario, no holder can fund at a higher Funding-to-Holdings Ratio than 0.61x ($455 million of New Money Loans divided by the $750 million of principal amount of Pre-Petition Second Lien Notes).

As shown in the table above, all participants roll-up Pre-Petition Second Lien Notes at the same Rolled-Up Ratio of 50%, which represents the maximum rolled-up amount of $375 million divided by the total principal amount of Pre-Petition Second Lien Notes held by the participants ($750 million).

Sensitivity Tables

The sensitivity tables below show the Rolled-Up Ratios and corresponding Funding-to-Holdings Ratios at various levels of participation by Outside Participants for (i) a Lead Lender and (ii) the Outside Participants.

Lead Lender

Outside Participants